                         INDEPENDENT AUDITORS' REPORT



The Board of Directors
Tichenor Media System, Inc.:


We have audited the accompanying consolidated balance sheets of Tichenor Media System, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tichenor Media System, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.



                              KPMG Peat Marwick LLP



Dallas, Texas
October 17, 1997

                   TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                    ASSETS

                                                             December 31,
                                                      --------------------------
                                                         1996            1995
                                                      -----------    -----------
Current assets:
 Cash and cash equivalents                            $ 3,990,399    $ 3,593,955
 Accounts receivable, net of allowance of
   $579,294 in 1996 and $756,808 in 1995                9,072,416      8,275,427
 Prepaid expenses and other current assets                489,879        358,640
 Income taxes receivable                                1,249,833             --
 Amounts receivable from officers and stockholders         44,744         99,168
                                                      -----------    -----------
   Total current assets                                14,847,271     12,327,190
                                                      -----------    -----------
Investments, at equity                                    204,462        221,458
                                                      -----------    -----------
Property and equipment, at cost:
 Land                                                   2,093,190      2,095,690
 Buildings and improvements                             2,814,272      2,553,595
 Broadcast and other equipment                         14,609,778     12,075,807
 Furniture and fixtures                                 2,539,248      2,253,794
                                                      -----------    -----------
                                                       22,056,488     18,978,886
 Less accumulated depreciation                         12,553,477     11,449,267
                                                      -----------    -----------
                                                        9,503,011      7,529,619
                                                      -----------    -----------
Intangible assets:
 Broadcast licenses                                    76,331,125     31,981,514
 Cost in excess of fair value of net assets acquired      363,100        363,100
 Other intangible assets                                5,438,382      4,187,807
                                                      -----------    -----------
                                                       82,132,607     36,532,421
 Less accumulated amortization                          9,349,284      6,975,960
                                                      -----------    -----------
                                                       72,783,323     29,556,461
                                                      -----------    -----------
Other noncurrent assets:
 Deferred charges and other assets, net                 2,222,046      2,764,719
 Notes receivable from related parties                    335,400        571,439
                                                      -----------    -----------
                                                        2,557,446      3,336,158
                                                      -----------    -----------
   Total assets                                       $99,895,513    $52,970,886
                                                      -----------    -----------
                                                      -----------    -----------

                                       4

                   TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                     $ 2,333,304    $ 1,213,979
 Accrued expenses                                       4,622,981      2,743,274
 Income taxes payable                                          --        565,574
 Amounts payable to officers and stockholders             536,236        270,184
 Current portion of long-term obligations                  33,495         47,611
                                                      -----------    -----------
   Total current liabilities                            7,526,016      4,840,622
                                                      -----------    -----------
Long-term obligations, less current portion            70,498,216     25,381,706
                                                      -----------    -----------
Deferred income taxes                                   4,038,399      3,582,421
                                                      -----------    -----------
14% senior redeemable cumulative preferred stock
   and accrued dividends, $1,000 par value;
   authorized, issued and outstanding 3,000 shares      3,378,749      3,378,749
                                                      -----------    -----------
Common stock purchase warrant subject to mandatory
   redemption, at accreted value                        4,140,000      3,828,520
                                                      -----------    -----------
Commitments and contingencies
Stockholders' equity:
 10.5% junior noncumulative preferred stock, $10 par
   value; authorized 100,000 shares; issued 36,829
   shares; outstanding 35,772 shares in 1996 and 1995
   (liquidation preference of $3,682,950)                 368,295        368,295
 Common stock, $1 par value; authorized 9,897,000
   shares; issued 743,704 shares; outstanding 684,169
   shares in 1996 and 684,420 shares in 1995              743,704        743,704
 Additional paid-in capital                             4,357,038      4,357,038
 Retained earnings                                      6,378,955      8,081,638
 Less treasury stock at cost                           (1,395,535)    (1,379,263)
 Receivables for stock purchases                         (138,324)      (212,544)
                                                      -----------    -----------
   Stockholders' equity                                10,314,133     11,958,868
                                                      -----------    -----------
   Total liabilities and stockholders' equity         $99,895,513    $52,970,886
                                                      -----------    -----------
                                                      -----------    -----------

          See accompanying notes to consolidated financial statements

                 TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                           Year ended December 31
                                                 -----------------------------------------
                                                      1996          1995         1994
                                                 ------------  ------------- -------------
Revenues                                         $ 52,785,497  $ 46,377,676  $ 41,099,785
Agency commissions                                 (5,698,259)   (4,776,415)   (4,238,805)
                                                 ------------  ------------  ------------
      Net revenues                                 47,087,238    41,601,261    36,860,980
                                                 ------------  ------------  ------------
Operating expenses:
  Selling                                          15,847,393    13,864,947    13,203,789
  Programming                                       6,897,515     5,452,060     4,866,974
  Promotion and market research                     2,898,035     1,730,225     1,701,147
  Engineering                                       1,359,281     1,038,024       983,014
  General and administrative                        8,562,756     7,659,303     7,087,274
  Corporate expenses                                5,423,602     2,685,541     2,484,121
  Depreciation and amortization                     3,539,491     2,467,056     2,368,113
                                                 ------------  ------------  ------------
      Total operating expenses                     44,528,073    34,897,156    32,694,432
                                                 ------------  ------------  ------------
Operating income                                    2,559,165     6,704,105     4,166,548
                                                 ------------  ------------  ------------
Other income (expense):
  Interest income                                      79,446       190,390     2,852,011
  Interest expense                                 (4,214,837)   (2,230,009)   (2,594,590)
  Costs relating to unconsummated
    acquisitions                                         (358)     (123,300)           --
  Other, net                                          (59,150)      161,814      (429,492)
                                                 ------------  ------------  ------------
                                                   (4,194,899)   (2,001,105)     (172,071)
                                                 ------------  ------------  ------------
  Income (loss) before income taxes and
    extraordinary loss                             (1,635,734)    4,703,000     3,994,477
  Income tax (benefit)                               (244,531)    2,779,684     1,292,647
                                                 ------------  ------------  ------------
  Income (loss) before extraordinary
    loss                                           (1,391,203)    1,923,316     2,701,830
  Extraordinary loss on retirement of debt, net
    of income tax benefit of $224,030                      --            --      (381,456)
                                                 ------------  ------------  ------------
      Net income (loss)                            (1,391,203)    1,923,316     2,320,374
  Preferred stock dividends                                --      (439,069)     (431,013)
  Accretion of stock warrant to redemption
    value                                            (311,480)   (1,434,000)     (715,000)
                                                 ------------  ------------  ------------
      Net income (loss) applicable to
        common shareholders                      $ (1,702,683) $     50,247  $  1,174,361
                                                 ------------  ------------  ------------
                                                 ------------  ------------  ------------
  Net income (loss) per share:
    Income (loss) before extraordinary loss      $      (2.49) $       0.07  $       2.00
                                                 ------------  ------------  ------------
                                                 ------------  ------------  ------------
    Net income (loss)                            $      (2.49) $       0.07  $       1.51
                                                 ------------  ------------  ------------
                                                 ------------  ------------  ------------
    Weighted average common and common
      equivalent shares outstanding                   684,238       740,150       778,211
                                                 ------------  ------------  ------------
                                                 ------------  ------------  ------------

         See accompanying notes to consolidated financial statements.

                 TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                     Junior preferred
                                          stock            Common Stock                                  Receivables
                                   -------------------  -------------------   Additional                     for
                                     Number               Number                paid-in      Treasury       stock      Retained
                                   of shares   Amount   of shares   Amount      capital       stock       purchases    Earnings
                                   ---------   ------   ---------  --------   ----------   ------------   ---------   ----------
Balance at December 31, 1993          42,829  $428,295   726,523   $726,523   $4,125,929   $(1,500,051)   $(62,788)  $ 6,857,030
Conversion of junior preferred
   stock to common stock              (6,000)  (60,000)   17,181     17,181       42,819            --          --            --
Accretion of stock warrant to
   redemption value                       --        --        --         --           --            --          --      (715,000)
Senior redeemable preferred
   stock dividends                        --        --        --         --           --            --          --      (431,013)
Purchase of treasury stock                --        --        --         --           --       (36,957)         --            --
Sale of treasury stock                    --        --        --         --       44,066        66,935     (81,000)           --
Collection of stock purchase
   receivables                            --        --        --         --           --            --      46,690            --
Net income                                --        --        --         --           --            --          --     2,320,374
                                     -------  --------  --------   --------   ----------   -----------   ---------   ------------
Balance at December 31, 1994          36,829   368,295   743,704    743,704    4,212,814    (1,470,073)    (97,098)    8,031,391
Accretion of stock warrant to
   redemption value                       --        --        --         --           --            --          --    (1,434,000)
Senior redeemable preferred
   stock dividends                        --        --        --         --           --            --          --      (439,069)
Purchase of treasury stock                --        --        --         --           --       (41,467)         --            --
Sale of treasury stock                    --        --        --         --      144,224       132,277    (219,000)           --
Collection of stock purchase
   receivables                            --        --        --         --           --            --     103,554            --
Net income                                --        --        --         --           --            --          --     1,923,316
                                     -------  --------  --------   --------   ----------   -----------   ---------   ------------
Balance at December 31, 1995          36,829   368,295   743,704    743,704    4,357,038    (1,379,263)   (212,544)    8,081,638
Accretion of stock warrant to
   redemption value                       --        --        --         --           --            --          --      (311,480)
Purchase of treasury stock                --        --        --         --           --       (16,272)      2,376            --
Collection of stock purchase
   receivables                            --        --        --         --           --            --      71,844            --
Net loss                                  --        --        --         --           --            --          --    (1,391,203)
                                     -------  --------  --------   --------   ----------   -----------   ---------   ------------
Balance at December 31, 1996          36,829  $368,295   743,704   $743,704   $4,357,038   $(1,395,535)  $(138,324)  $ 6,378,955
                                     -------  --------  --------   --------   ----------   -----------   ---------   ------------
                                     -------  --------  --------   --------   ----------   -----------   ---------   ------------

               See accompanying notes to consolidated financial statements.

                 TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           Year Ended December 31,
                                                                  ----------------------------------------
                                                                      1996            1995         1994
                                                                  ------------    -----------  -----------
Cash flows from operating activities:
 Net income (loss)                                                $ (1,391,203)   $ 1,923,316  $ 2,320,374
 Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Provision for bad debts                                              603,437        767,614      491,750
  Depreciation and amortization                                      3,539,491      2,467,056    2,368,113
  Barter transactions, net                                             428,309        (34,450)    (312,926)
  Amortization of debt facility fee included in interest expense       134,608        134,608      112,565
  Loss (gain) from unconsolidated partnership interests                 16,996         19,834     (109,624)
  Gain from sale of investments                                             --         (6,081)          --
  Valuation adjustments on notes receivable, investments and
   other noncurrent assets                                                  --             --       12,600
  Loss (gain) on disposition of assets                                  (9,026)      (260,619)     325,676
  Deferred income taxes                                                455,978       (109,059)   3,691,480
  Loss on retirement of debt                                                --             --      605,486
  Changes in operating assets and liabilities:
   Accounts receivable, net                                         (1,828,735)    (1,543,211)  (1,459,841)
   Prepaid expenses and other current assets                          (131,239)      (117,093)     263,534
   Income taxes receivable                                          (1,249,833)     5,156,081   (5,156,081)
   Amounts receivable from officers and stockholders                    54,424        (44,238)     105,120
   Accounts payable                                                  1,119,325       (658,946)    (438,554)
   Accrued expenses                                                  1,879,707      1,087,027     (259,329)
   Income taxes payable                                               (565,574)       (19,357)     459,931
   Amounts payable to officers and stockholders                        266,052         59,032      138,898
                                                                  ------------    -----------  -----------
    Net cash provided by operating activities                        3,322,717      8,821,514    3,159,172
                                                                  ------------    -----------  -----------

Cash flows from investing activities:
 Investment sales and distributions                                         --         14,681       25,000
 Acquisitions of radio stations                                    (46,500,000)    (6,740,000)          --
 Property and equipment acquisitions                                (1,584,749)    (1,279,915)    (899,762)
 Dispositions of property and equipment                                 17,917        644,737      652,080
 Increase in intangible assets                                        (663,887)    (1,042,929)    (303,223)
 Decrease (increase) in other noncurrent assets                        644,104       (134,174)    (150,362)
                                                                  ------------    -----------  -----------
    Net cash used in investing activities                          (48,086,615)    (8,537,600)    (676,267)
                                                                  ------------    -----------  -----------

Cash flows from financing activities:
 Borrowings on long-term obligations                                45,900,000      7,150,000           --
 Payments on long-term obligations                                    (797,606)    (5,870,561)  (3,014,894)
 Dividends on senior preferred stock                                        --       (420,000)    (300,000)
 Payment of deferred financing costs                                        --             --     (897,389)
 Sales of treasury stock                                                    --         57,501       30,001
 Note payments from stockholders                                        74,220        103,554       46,690
 Purchases of treasury stock                                           (16,272)       (41,467)     (36,957)
                                                                  ------------    -----------  -----------
    Net cash provided by (used in) financing activities             45,160,342        979,027   (4,172,549)
                                                                  ------------    -----------  -----------

Net increase (decrease) in cash and cash equivalents                   396,444      1,262,941   (1,689,644)
Cash and cash equivalents at beginning of period                     3,593,955      2,331,014    4,020,658
                                                                  ------------    -----------  -----------
Cash and cash equivalents at end of period                        $  3,990,399    $ 3,593,955  $ 2,331,014
                                                                  ------------    -----------  -----------
                                                                  ------------    -----------  -----------

         See accompanying notes to consolidated financial statements.

                 TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   ORGANIZATION

    Tichenor Media System, Inc. was formed on August 17, 1982 for the purpose of owning and operating a group of Spanish language broadcast radio stations. The Company's radio stations are located in San Antonio, McAllen-Brownsville, Houston and El Paso, Texas, San Francisco/San Jose, California and Chicago, Illinois.

   BASIS OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of Tichenor Media System, Inc. and its wholly-owned subsidiaries, Tichenor License Corporation ("TLC"), WADO Radio, Inc. ("WRI"), TC Television, Inc. ("TCTV") and TMS Assets California, Inc. ("TACI") (collectively, the "Company"). TMS License California, Inc. ("TLCI") is a wholly-owned subsidiary of TACI. The Company consolidates the accounts of subsidiaries when it has a controlling financial interest (over 50%) in the outstanding voting shares of the subsidiary.

    All significant intercompany accounts and transactions have been eliminated in consolidation.

   ACCOUNTING ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and related footnotes to financial statements. Actual results could differ from those estimates.

   CASH EQUIVALENTS

    Debt instruments with original maturities of three months or less are considered to be cash equivalents. Cash equivalents at December 31, 1996 are comprised of treasury bills, other government securities and money market funds and totalled $474,051.

   INVESTMENTS

     The Company uses the equity method to account for investments when it does not have a controlling interest but has the ability to exercise significant influence over the operating and/or financial decisions of the investee. Investments where the Company does not exert significant influence are accounted for using the cost method. Investments at December 31, 1996 are comprised primarily of a 50% interest in a general partnership which owns a transmission tower that is leased to the Company.

                 TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

   PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Expenditures for significant renewals and betterments are capitalized. Repairs and maintenance are charged to expense as incurred.

    Depreciation is provided in amounts sufficient to relate the asset cost to operations over the estimated useful lives (three to forty years) on a straight-line basis. Leasehold improvements are depreciated over the life of the lease or the estimated service life of the asset, whichever is shorter. Gains or losses from disposition of property and equipment is recognized in the statement of operations.

   INTANGIBLE ASSETS

    Intangible assets are recorded at cost. Amortization of intangible assets is provided in amounts sufficient to relate the asset cost to operations over the estimated useful lives (two to forty years) on a straight-line basis.

    Intangible assets consist primarily of broadcast licenses and other identifiable intangible assets. The Company continually evaluates the propriety of the carrying amount of intangible assets as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation consists of the projection of undiscounted operating income before depreciation, amortization, nonrecurring charges and interest for each of the Company's radio stations over the remaining amortization periods of the related intangible assets. The projections are based on a historical trend line of actual results since the acquisitions of the respective stations adjusted for expected changes in operating results. To the extent such projections indicate that undiscounted operating income is not expected to be adequate to recover the carrying amounts of the related intangible assets, such carrying amounts are written down by charges to expense. At this time, the Company believes that no significant impairment of intangible assets has occurred and that no reduction of the estimated useful lives is warranted.

   REVENUE RECOGNITION

    Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

   ADVERTISING COSTS

    Advertising costs are charged to operations in the year incurred and totaled $4,628,116 for the year ended December 31, 1996.

                 TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

   BARTER TRANSACTIONS

    Barter transactions are recorded at the estimated fair value of the goods or services received. Revenues from barter transactions are recognized as income when advertisements are broadcast. Expenses are recognized when goods or services are received or used. Barter amounts are not significant to the Company's consolidated financial statements.

   INCOME TAXES

    The Company follows Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes." SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

   EARNINGS PER SHARE

    Net income or loss per common share is computed by dividing net income or loss applicable to common shareholders by the weighted-average number of common and dilutive common equivalent shares (junior preferred stock) outstanding during each year. The stock warrant has been excluded from the computation as its effect would be antidilutive.

    Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share," which supersedes APB Opinion No. 15 ("APB 15"), "Earnings per Share," was issued in February 1997. SFAS 128 requires dual presentation of basic and diluted earnings per share ("EPS") for complex capital structures. Basic EPS is computed by dividing income (loss) by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from the exercise or conversion of securities (such as stock options) into common stock. SFAS 128 is required to be adopted for year-end 1997; earlier application is not permitted. After adoption, all prior period EPS data presented shall be restated to conform with SFAS 128. The Company does not expect that the basic and diluted EPS measured under SFAS 128 will be materially different from the current presentation of primary and fully-diluted EPS measured under APB 15.

   DERIVATIVE FINANCIAL INSTRUMENTS

    The Company has only limited involvement with derivative financial instruments and does not use them for trading purposes. They are used to manage well-defined interest rate risks related to interest on the Company's outstanding debt.

                 TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

    As interest rates change under interest rate swap and cap agreements, the differential to be paid or received is recognized as an adjustment to interest expense. The Company is not exposed to credit loss as its interest rate swap agreements are with the participating banks under the Company's senior credit facility.

   FINANCIAL INSTRUMENTS

    The carrying amounts of financial instruments including cash and cash equivalents, trade receivables and accounts payable approximated fair value as of December 31, 1996, because of the relatively short maturity of these instruments. The carrying value of long-term obligations, including the current portion, approximated fair value as of December 31, 1996, based upon quoted interest rates for the same or similar debt issues.

   CREDIT RISK

    In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers and the geographic diversification of the Company's customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible trade receivables are maintained. At December 31, 1996, no receivable from any customer exceeded 5% of stockholders' equity and no customer accounted for more than 10% of net revenues in 1996.

   IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

   RECLASSIFICATION

    Certain prior year amounts have been reclassified to confirm with the current year presentation.

                 TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

2. AGREEMENT AND PLAN OF MERGER

    On July 9, 1996, Tichenor Media System, Inc. ("Tichenor") entered into an Agreement and Plan of Merger ("Merger Agreement"). The merger was effected on February 14, 1997 through the merger of a wholly-owned subsidiary of Heftel Broadcasting Corporation ("Heftel") with and into Tichenor. In connection with the merger, management of Tichenor assumed management responsibilities of Heftel. Under the terms of the Merger Agreement, Tichenor shareholders received (a) 7.8261 shares of Heftel Class A common stock, par value $.001 per share, in exchange for each share of Tichenor common stock and (b) 4.3478 shares of Heftel Class A common stock in exchange for each share of Tichenor junior preferred stock. Heftel received 1,000 shares of Tichenor common stock and all other Tichenor junior preferred and common stock issued was cancelled.

3. ACQUISITIONS OF RADIO STATIONS

    The FCC license of KRTX-FM (formerly KMIA-FM) in Jasper (Houston), Texas was acquired on March 25, 1996 for $3,500,000. The FCC license is amortized using the straight line method over 40 years. A $3,000,000 bank loan was used to finance this asset acquisition.

    The Company purchased the assets of KLTP-FM (formerly KRTX-FM) in Galveston (Houston), Texas on July 31, 1996. The purchase price was $900,000. The intangible assets acquired are amortized using the straight line method over 40 years. A $600,000 bank loan was used to finance this acquisition.

    On August 1, 1996, the Company purchased the assets of KGBT-FM (formerly KQXX-FM) in McAllen, Texas for $1,300,000. Also, a five-year non-competition agreement from the seller was purchased for $800,000. The intangible assets acquired are amortized using the straight line method over 2 to 40 years. A $1,300,000 bank loan was used to finance this acquisition.

    TACI purchased the assets of KSOL-FM and KZOL-FM (formerly KYLZ-FM) in San Francisco and Santa Cruz (San Jose), California on August 16, 1996. The purchase price was $40,000,000. The intangible assets acquired are amortized using the straight line method over 15 to 40 years. The acquisition was financed with a $40,000,000 loan from Clear Channel Communications, Inc. ("CCC"). CCC is a shareholder in Heftel. Tichenor Media System, Inc. is a guarantor of this loan in favor of CCC. The guaranty is subordinate to the rights of the senior creditors. A $1,000,000 bank loan was used to provide working capital for these stations.

    On June 1, 1995, certain tangible and intangible assets of radio station KRTX-AM (formerly KMPQ-AM) in Rosenberg-Richmond (Houston), Texas were acquired for $2,500,000. The intangible assets acquired are amortized using the straight line method over 15 to 40 years. This acquisition, along with a deposit for $500,000 related to the KRTX-FM (formerly KMIA-FM) acquisition, was funded with bank financing.

                 TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

    On June 16, 1995, the Company purchased certain tangible and intangible assets of KLTN-FM in Port Arthur (Houston), Texas for $3,650,000. The intangible assets acquired are amortized using the straight line method over 15 to 40 years. Bank financing was used to fund this acquisition.

    On June 23, 1995, TCTV purchased certain tangible and intangible assets associated with the television program known as "Tejano Country". The purchase price was $100,000 and was funded from operations.

    The Company acquired certain tangible and intangible assets of radio station KAMA-AM in El Paso, Texas on October 11, 1995. The purchase price was $300,000. In addition, a two-year non-competition agreement was acquired for $190,000. The intangible assets acquired are amortized using the straight line method over 2 to 40 years. These assets together with $10,000 in working capital were funded with bank financing.

    Prior to the acquisition of KLTP-FM, KGBT-FM, KRTX-AM, KLTN-FM and KAMA-AM, the Company operated the stations under time brokerage agreements. The time brokerage agreements provided that the Company retain all revenues associated with advertising time and pay certain operating expenses. These agreements were effective December 15, 1995, March 31, 1996, December 1, 1994, April 27, 1992, and June 23, 1995, for KLTP-FM, KGBT-FM, KRTX-AM, KLTN-FM and KAMA-AM, respectively. Time brokerage agreement fees related to these stations for the years ended December 31, 1996 and 1995, are $141,000 and $91,463, respectively.

    Unaudited consolidated condensed pro forma results of operations as if all acquisitions occurred as of the beginning of the periods presented are as follows:

                                                      1996            1995
                                                  -----------     -----------
     Net revenues                                 $49,588,509     $45,694,494
     Operating loss                                (1,988,250)     (1,816,942)
     Net loss                                      (7,596,682)     (8,686,112)
     Net loss per common share                         (11.10)         (12.78)


4.   ACCRUED EXPENSES

    The following is a summary of accrued expenses:

                                                          DECEMBER 31,
                                                  ---------------------------
                                                      1996            1995
                                                  -----------     -----------
     Commissions payable                          $ 2,042,254     $ 1,431,253
     Accrued interest                               1,851,673         796,933
     Other accrued expenses                           729,054         515,088
                                                  -----------     -----------
       Total accrued expenses                     $ 4,622,981     $ 2,743,274
                                                  -----------     -----------
                                                  -----------     -----------

                 TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

5.   LONG-TERM OBLIGATIONS

     The following is a summary of long-term obligations outstanding as of December 31, 1996 and 1995:

                                                       1996          1995
                                                   -----------    -----------
Bank loans, aggregate commitment of $50
million, interest rate based on LIBOR and
prime plus an applicable margin as
determined by the Company's total leverage
ratio; interest rates ranging from 7.07%
to 7.17% at December 31, 1996; interest
rates ranged from 6.82% to 7.74% during
1996; payable through 2001; collateralized
by all of the Company's assets (including
the stock of TLC, WRI, and TCTV) excluding
FCC licenses; the Company is required to
comply with certain financial and
nonfinancial covenants                             $30,498,216    $25,348,217

Clear Channel Communications, Inc. loan;
interest ranging from 9% to 13%; interest
rate of 10% at December 31, 1996; interest
rates ranged from 9% to 10% during 1996;
principal and accrued interest is payable
on January 1, 1998; collateralized by all
the issued and outstanding common stock of
TLCI; TACI is required to comply with
certain financial and nonfinancial covenants        40,000,000             --

Various loans, interest ranging from
11.75% to 12.38%, payable through 1997                  16,249         38,456

Obligations under capital leases,
implicit interest rate of 12.2%, payable
through 1997                                            17,246         42,644
                                                   -----------    -----------
                                                    70,531,711     25,429,317

Less current portion                                    33,495         47,611
                                                   -----------    -----------
                                                   $70,498,216    $25,381,706
                                                   -----------    -----------
                                                   -----------    -----------

                 TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

    Maturities of long-term obligations for the five years subsequent to December 31, 1996 and thereafter are as follows:

           Year                                         AMOUNT
           ----                                         ------
           1997                                      $    33,495
           1998                                       40,000,000
           1999                                        9,248,216
           2000                                       13,750,000
           2001                                        7,500,000

    As of December 31, 1996, the Company was not in compliance with certain financial covenants of its bank loans. The bank loans were retired on February 14, 1997 with the proceeds of long-term financing from the Heftel merger.

    On August 9, 1994, the Company refinanced its bank loan. An extraordinary loss of $605,486 has been recognized due to the write-off of the unamortized deferred financing costs of the loan.

    To reduce the impact of changes in interest rates on its floating rate long-term bank loan, the Company entered into an interest rate swap agreement. As of December 31, 1994, $10,370,000 of the notional amount of the agreement was outstanding. The outstanding swap agreement matured in December 1995 and effectively fixed the interest rate on the corresponding amount of the loan at 7.31%, which was based on the 90 day LIBOR plus an incremental rate. Amounts receivable or payable under the agreement were recognized currently in interest expense. Interest expense (income) recognized under the agreement totaled $0, ($57,241) and $140,767 for the years ended December 31, 1996, 1995 and 1994, respectively.

    Interest paid for the years ended December 31, 1996, 1995 and 1994 amounted to $3,027,293, $2,091,919 and $2,221,643, respectively.

6.   STOCKHOLDERS' EQUITY

    The senior preferred stock has a preference as to dividends and assets in the event of a partial or complete liquidation. Dividends are cumulative and accrue at 14% per annum, compounded annually, on the sum of the par value of the stock and all accrued and unpaid dividends. The senior preferred stockholder has consented to the cessation of dividends accruing after December 31, 1995. As of December 31, 1995, accrued and unpaid dividends were $378,749. In the event of a partial or complete liquidation, the senior preferred stock is entitled to receive the sum of the par value of the stock and all accrued and unpaid dividends ("Redemption Price") before payment of the preferential amount owed with respect to the junior preferred stock.

                 TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

    The senior preferred stock has no voting rights; however, the holder of the senior preferred stock is entitled to elect one director of the Company. Each director is entitled to one vote, but if certain covenants to the investment agreement with the preferred shareholders are not met, the senior preferred stock director is entitled to 100 votes, whereas other directors will have one vote. The preferred stock director in this situation will have the power to cause the Company to sell certain assets to satisfy first the bank obligation in full and then redeem the senior preferred stock and repurchase the stock warrant discussed in the following paragraph.

    The senior preferred stockholder was issued a warrant to purchase common stock for $38,000 on or before June 15, 2003. The stock warrant is for the purchase of common stock in an amount up to 4% of the Company's total common stock outstanding at the time of exercise of the warrant, computed on a fully diluted basis. The difference between the carrying value of the warrant and its estimated fair value, as determined by management on an annual basis, is being accreted over the term of the warrant through charges to retained earnings.

    The Company also had the option to redeem all the senior preferred stock at the Redemption Price and repurchase the stock warrant after December 31, 1996. The senior preferred stockholder has consented to redeem the senior preferred stock and exercise the stock warrant at the date of the merger (February 14, 1997). At the date of the merger, the senior preferred stock was redeemed for $3,378,749 ($1,000 per share in cash plus accrued and unpaid dividends through December 31, 1995) and the stock warrant was converted into 180,000 shares of Heftel Class A common stock.

    The junior preferred stock has a preference as to dividends and assets in the event of a partial or complete liquidation. The payment of dividends on this class of stock is restricted by the bank credit agreement. In the event of a partial or complete liquidation, holders of the junior preferred stock are entitled to receive $100 per share after full payment of amounts owed to holders of the senior preferred stock and before any distribution on the common stock.

    The holders of the junior preferred stock have the right to convert their shares into common stock. The conversion rate for each share of junior preferred stock is the quotient of $100 divided by the fair market value of one share of common stock on the date of conversion. The number of shares to be converted is multiplied by such quotient.

    The holders of the junior preferred stock have voting rights equal in the aggregate to 45% of the voting rights of all outstanding voting shares. The holders of the common stock have voting rights equal to the remaining 55%.

                 TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

    As of December 31, 1996, treasury stock is comprised of 59,535 shares of common stock at an aggregate cost of $1,289,835 and 1,057 shares of junior preferred stock at an aggregate cost of $105,700. Except for the purchase of 147 shares of junior preferred stock at a cost of $14,700 in 1995, all other treasury stock transactions during the three years ended December 31, 1996 represent purchases and sales of common stock.

7.  INCOME TAXES

    The provision (benefit) for income taxes on income (loss) before extraordinary item for the years ended December 31, 1996, 1995 and 1994 consists of the following:

                                             1996         1995          1994
                                          ----------   ----------   ------------
Current:
  Federal                                 $(835,319)   $2,532,002   $(2,481,971)
  State                                     134,810       356,741        83,138
                                          ---------    ----------   -----------
    Total current tax expense (benefit)    (700,509)    2,888,743    (2,398,833)
                                          ---------    ----------   -----------
Deferred:
  Federal                                   437,739      (219,425)    3,392,171
  State                                      18,239       110,366       299,309
                                          ---------    ----------   -----------
    Total deferred tax expense (benefit)    455,978      (109,059)    3,691,480
                                          ---------    ----------   -----------
    Total income tax expense (benefit)    $(244,531)   $2,779,684   $ 1,292,647
                                          ---------    ----------   -----------
                                          ---------    ----------   -----------

    In 1994, an income tax benefit of $224,030 was allocated to the extraordinary charge.

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1996 and 1995 are as follows:

                                                      1996          1995
                                                 -----------    -----------
Deferred tax assets:
 Intangible assets                               $   520,280    $   444,800
 Allowance for doubtful accounts receivable          258,131        290,540
 Other                                                78,565         68,000
                                                 -----------    -----------
    Total deferred tax assets                        856,976        803,340
                                                 -----------    -----------
Deferred tax liabilities:
 Broadcast licenses                               (4,745,344)    (4,356,131)
 Other                                              (150,031)       (29,630)
                                                 -----------    -----------
    Total deferred tax liabilities                (4,895,375)    (4,385,761)
                                                 -----------    -----------
    Net deferred tax liabilities                 $(4,038,399)   $(3,582,421)
                                                 -----------    -----------
                                                 -----------    -----------

                 TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

    The reconciliation of income tax expense computed at the federal statutory tax rate to the Company's actual income tax expense (benefit) for the years ended December 31, 1996, 1995 and 1994 is as follows:

                                                1996        1995        1994
                                             ---------   ----------  ----------

Federal income tax at statutory rate         $(556,150)  $1,599,020  $1,358,122
State income taxes, net of federal benefit      88,975      308,291     252,415
Nondeductible intangible asset amortization     58,415      140,927      33,150
Use of net operating loss carryforwards             --           --    (288,600)
Other                                          164,229      731,446     (62,440)
                                             ---------   ----------  ----------
                                             $(244,531)  $2,779,684  $1,292,647
                                             ---------   ----------  ----------
                                             ---------   ----------  ----------

    Income taxes paid for the years ended December 31, 1996, 1995 and 1994 amounted to $1,114,898, $2,908,100 and $21,958, respectively.

8.  COMMITMENTS AND CONTINGENCIES

    The Company is the lessor of office space, transmitter towers, and parcels of land. Included in buildings and improvements as of December 31, 1996 and 1995 is $2,005,433 of assets leased to others under operating leases and the related accumulated depreciation of $720,767 and $623,711, respectively. Included in land as of December 31, 1996 and 1995 is $52,396 representing a parcel of land which is leased to another party under an operating lease.

    The Company leases office space and other property. Terms of the leases vary from three to twenty years. Certain leases have contingent rent clauses whereby rent is increased based on a change in the Consumer Price Index. Various leases have renewal options of five to ten years.

    Future minimum rental payments under noncancellable operating leases in effect at December 31, 1996 are summarized as follows:

        Year                                          Amount
        ----                                        ----------
        1997                                        $1,477,604
        1998                                         1,443,054
        1999                                         1,327,886
        2000                                         1,180,772
        2001                                         1,065,077
        Thereafter                                   3,169,027

    Rent expense for the years ended December 31, 1996, 1995, and 1994 was $1,208,674, $1,075,400 and $936,128, respectively.

                 TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

    In December 1994, the Company entered into a time brokerage agreement to provide programming to, and sell advertising time on radio station KLTO-FM (formerly KMPQ-FM) in Rosenberg-Richmond (Houston), Texas, and acquired an option to purchase the station. The time brokerage agreement provides that the Company will retain all revenues associated with advertising time and pay certain operating expenses effective December 1, 1994. The KLTO-FM time brokerage agreement provides for payments of $12,500 a month to the licensee until the earlier of November 30, 1997 or the Company exercises its option to purchase the station. Time brokerage agreement fees for the years ended December 31, 1996, 1995 and 1994 were $144,308, $155,000 and $12,500. If the grantor obtains an upgrade of the station's broadcast authorization status and relocates the transmitter site, the purchase price of the station's assets would be $14,000,000. If this upgrade is not accomplished the purchase price is the fair market value as defined in the agreement.

    Spanish Radio Network ("SRN"), a partnership in which the Company was previously a partner, was examined by the Internal Revenue Service ("IRS") for the tax years ended December 31, 1992 and 1993. SRN owned and operated radio stations. The IRS disagrees with SRN's radio station purchase price allocations and has allocated a portion of the purchase price of certain amortizable intangible assets to nonamortizable going concern value. The tax effect of these adjustments to the Company, before interest, is approximately $326,000. The Company intends to protest the adjustments through the appeals process of the IRS.

    The IRS audited the Company's federal income tax returns for the tax years ended February 29, 1984, and February 28, 1985, 1986 and 1987 and the Company petitioned the United States Tax Court related to certain proposed adjustments. The Company reached an agreement with the IRS on June 16, 1994, and all issues were settled. At December 31, 1994, the Company accrued a tax refund receivable of approximately $5,794,000 for the aforementioned tax years which includes net interest income of approximately $2,671,000. The refund was received on April 24, 1995.

    The Company is subject to other legal proceedings and claims which have arisen in the ordinary course of its business and have not been fully adjudicated. These actions, when ultimately concluded, will not, in the opinion of management, have a material adverse effect upon the financial position or results of operations of the Company.

9.  SUBSEQUENT EVENTS

    On January 1, 1997, TCTV bought 100,000 shares of 10% Redeemable Convertible Preferred Stock, $0.01 par value per share, of TC Network, Inc. ("TCNI") and sold TCNI the tangible and intangible assets ("Program Assets") associated with the television program known as Tejano Country. The TCNI preferred stock is cumulative and nonvoting and was purchased for $275,000. The sales price for the Program Assets is the right to receive 1% of the annual gross revenues of TCNI for each year beginning with the year ending December 31, 1998.

                 TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

    The Company closed on the purchase of the assets of KLTO-FM in Rosenberg-Richmond (Houston), Texas on September 22, 1997. The Company paid $3,585,000 to acquire these assets. Working capital was used to fund this acquisition. The final purchase price is contingent on an upgrade of the station's broadcast authorization from the Federal Communications Commission ("FCC") prior to April 1, 2004. Depending on whether the signal is fully or partially upgraded, the purchase price could increase to $14 million.